Exhibit 99
One High Ridge Park
Stamford, CT 06905
MeadWestvaco		News Release

Media:	Investor Relations:
Amber Garwood	Roger Holmes	Mark Pomerleau
tel 937 495 3573	tel 203 461 7537	tel 937 495 3456
William P. Fuller, III	Kathy Weiss
tel 203 461 7580	tel 203 461 7543

FOR IMMEDIATE RELEASE

MEADWESTVACO DECLARES REGULAR QUARTERLY DIVIDEND

STAMFORD, Conn. - January 30, 2002 -- The MeadWestvaco Corporation's Board of Directors today declared a regular quarterly dividend of 23 cents per common share. The payment of the dividend will be made on March 1, 2002, to stockholders of record February 11, 2002.

"This dividend declaration demonstrates our commitment to returning value to our shareholders," said John A. Luke, Jr., President and CEO of MeadWestvaco. "We are excited about the merger and we are well positioned to deliver higher returns to shareholders."

The MeadWestvaco Board of Directors also elected the following corporate officers effective immediately:

  Jerome F. Tatar, Chairman of the Board
  John A. Luke, Jr., President and Chief Executive Officer
  James A. Buzzard, Executive Vice President
  Raymond W. Lane, Executive Vice President
  Ian W. Millar, Executive Vice President
  Richard H. Block, Senior Vice President
  Rita V. Foley, Senior Vice President
  Karen R. Osar, Senior Vice President and Chief Financial Officer
  Linda V. Schreiner, Senior Vice President
  Mark T. Watkins, Senior Vice President
  Wendell L. Willkie, II, Senior Vice President and General Counsel
  James M. McGrane, Vice President

The Board has also selected PricewaterhouseCoopers LLP to serve as MeadWestvaco's independent auditors. MeadWestvaco will report its financial results on a calendar year basis.

MeadWestvaco Corporation, headquartered in Stamford, Conn., has annual sales of $8 billion and is a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. The company operates in 33 countries, serves customers in approximately 100 nations and employs more than 30,000 people worldwide. Using sustainable forestry practices, MeadWestvaco manages 3.5 million acres of forests. For more information about MeadWestvaco, visit the company's web site, www.meadwestvaco.com.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for the company's products; changes in raw materials; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; and currency movements. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.